FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is made as of January 28, 2013; by and between MERIT 99 OFFICE PORTFOLIO L.P. ("Seller"), and HARTMAN SHORT TERM INCOME PROPERTIES XX, INC, ("Purchaser").

RECITALS:

B.

Seller and Purchaser are parties to that certain Agreement of Sale and
Purchase Agreement dated as of December 14, 2012 (the "Agreement"), for the purchase and sale of the property commonly known as Parkway Plaza I and II Office Buildings, Dallas, Texas.

C.

Purchaser and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.

Purchase Price. Section 1.1.4 of the Agreement is amended to provide that the Purchase Price shall be $9,750,000.00.

3.

Closing. Section 1.1.8 of the Agreement is amended to provide that the
Closing shall be on or before March 1, 2013, and Purchaser shall have no right to extend the Closing.

4.

Waiver of Termination Rights. Purchaser hereby waives its right to terminate the Agreement provided in Section 4.1 and 4.2 of the Agreement.

5.

Seller Closing Requirements. Section 3.1.1.8 of the Agreement is
amended to add the following two (2) requirements that shall be satisfied by Seller by three (3) days prior to Closing: (i) delivery of an Estoppel Certificate and SNDA from JP Morgan Chase Bank, and (ii) delivery of a lease executed by Jericho Systems.

6.

No Further Amendment. Except as expressly set forth herein, the
Agreement remains unmodified and in full force and effect. To the extent of any inconsistency between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall control.

7.

Miscellaneous. This Amendment may be executed in multiple
counterparts each of which shall be deemed an original but together shall constitute one and the same instrument. Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart. This Amendment shall extend to, be binding upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date above written.

SELLER:

MERIT 99 OFFICE PORTFOLIO L.P.

By: MTP, Inc., General Partner

By: David R. Roelke, COO

PURCHASER:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Name: Allen R. Hartman

Title: President